UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2005

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	65-0903895
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg, South Africa
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02(d) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(1)	Effective August 15, 2005, the Board of Directors of Net 1 UEPS Technologies, Inc. (the “Company”) appointed Florian Wendelstadt as a Director of the Company.

(2)
Mr. Wendelstadt was elected pursuant to a Stock Purchase Agreement (the “SPA”), dated July 18, 2005, by and among certain shareholders of the Company, certain investment entities affiliated with General Atlantic LLC (“General Atlantic”) and the Company.

(3)	Pursuant to the SPA, Mr. Wendelstadt has the right to be appointed to any committee of the Board, but as of the date hereof has not been appointed to any such committee.

(4)
On August 8, 2005, pursuant to the SPA, General Atlantic purchased $75 million shares of common stock of the Company in a private placement from certain shareholders of the Company. The private placement closed simultaneously with the closing of a secondary public offering of the Company’s common stock. Pursuant to the SPA, the Company also granted General Atlantic registration rights which provide, under certain circumstances and subject to certain limitations, rights with respect to the registration under the Securities Act of 1933, as amended, of shares in the Company. The registration rights provide that General Atlantic will be entitled to exercise demand registration rights beginning on August 8, 2006.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

	99.1	Press Release, dated August 15, 2005, announcing the appointment of Florian Wendelstadt as a Director.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.

Date: August 15, 2005	By: /s/ Serge C.P. Belamant
Serge C.P. Belamant
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release, dated August 15, 2005, announcing the appointment of Florian Wendelstadt as a Director.